Exhibit 10.21

                        TERMINATION OF LEASE AGREEMENTS

         This Termination of Lease Agreements, (ATermination Agreement@) is made and entered into as of the 9th day of February, 1999, by and between Jerry
W. Pennington and Anna Pennington, husband and wife, each a Kentucky resident, (the ALessors@), and Transit Leasing, Inc., an Indiana corporation, f/k/a Capitol Warehouse, Inc., a Kentucky corporation, (the ALessee@).

                              W I T N E S S E T H

         WHEREAS, the Lessors and Lessee are parties to the Lease Agreements (as defined below) and mutually desire to terminate and cancel each of the Lease Agreements effective as of the date hereof.

         NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Lessors and Lessee are parties to the following Lease Agreements (the ALeases@), each dated August 15, 1997:

(1) That certain Lease of property located in Jefferson County, Kentucky for the premises described on the attached Exhibit A; and
(2) That certain Lease of property located in Shelby County, Kentucky for the premises described on the attached Exhibit B.

2. The Leases are hereby canceled and terminated effective as of the date hereof. It is agreed that Lessor shall not be required to refund to Lessee any portion of the rental amount paid by Lessee under the
         Leases  for  the  month  of  February,   1999,   notwithstanding   the
         termination of the Leases on the date hereof. It is further agreed that on and after the date hereof, Lessee shall have no further obligation to Lessor under either of the Leases, notwithstanding any prepayment penalty or other provision of the Leases. Lessors further acknowledge that they have inspected and accept the premises and have no claims against Lessee or any of its affiliates in connection herewith.

         IN WITNESS WHEREOF, each of the undersigned have executed this Termination Agreement as of the date set forth above.

LESSORS:
                                                 LESSEE:

_/s/ Jerry W. Pennington____                 Transit Leasing, Inc., f/k/a
Jerry W. Pennington                          Capitol Warehouse, Inc.


_/s/ Anna Pennington______                   By:
                                             __/s/__________________
Anna Pennington